As filed with the Securities and Exchange Commission on July 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MusclePharm Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	77-0664193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4721 Ironton Street, Building A
Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

MusclePharm Corporation 2015 Incentive Compensation Plan

(Full Title of the Plan)

John Price, Principal Financial Officer

Ryan Drexler, Interim Chief Executive Officer, President and Chairman

MusclePharm Corporation

4721 Ironton Street, Building A

Denver, Colorado

(303) 396-6100

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2015 Incentive Compensation Plan Common Stock, par value $0.001 per share	1,807,693(2)	$2.67(3)	$4,826,540.31(3)	$486.03
	192,307(4)	$1.89(5)	$363,460.23(5)	$ 36.60
Total	2,000,000	N/A	$5,190,000.54	$522.63

(1)	Pursuant to Rule 416(a) of The Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares of common stock of the Registrant as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Represents the number of shares of common stock of the Registrant remaining available for issuance pursuant to awards granted under the Registrant’s 2015 Incentive Compensation Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of common stock of the Registrant as reported on the OTC Marketplace on July 8, 2016, which was $2.67 per share.
(4)	Represents the number of shares of common stock of the Registrant subject to outstanding stock options granted under the Registrant’s 2015 Incentive Compensation Plan.
(5)	Represents the price at which the stock options granted to date under the Registrant’s 2015 Incentive Compensation Plan may be exercised, in accordance with Rule 457(h).

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in this Part I has been or will be delivered to the participants in the MusclePharm Corporation 2015 Incentive Compensation Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by MusclePharm Corporation (the “Company” or the “Registrant”) with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 17, 2016, and Amendment No. 1 to the Form 10-K for the fiscal year ended December 31, 2015, filed on April 29, 2016;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission pursuant to the Exchange Act on May 10, 2016;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referenced in Item 3(a) above, including the Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2016, January 14, 2016, February 12, 2016, February 16, 2016, March 16, 2016, April 27, 2016, May 16, 2016, May 25, 2016, May 26, 2016 and June 29, 2016 (and provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this registration statement); and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2010, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

The Registrant’s Amended and Restated By-Laws provide that the Registrant shall indemnify any of its directors and officers to the fullest extent permitted by Nevada law.

The Registrant has entered into indemnification agreements with each of its directors and named executive officers. The indemnification agreements provide, among other things, that the Registrant shall indemnify its directors and such officers to the fullest extent permitted by Nevada law and advance to its directors and such officers all related expenses, subject to repayment if it is subsequently determined that indemnification is not permitted under Nevada law. Under these agreements, the Registrant shall also advance all expenses incurred by its directors and officers seeking to enforce their rights under the indemnification agreements. These agreements are in addition to the Registrant’s indemnification obligations under its Amended and Restated By-Laws.

The Registrant maintains insurance, at its expense, to protect any director or officer of the Registrant against certain expenses, liabilities or losses.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately following the signature pages to the Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on this 18th day of July, 2016.

MUSCLEPHARM CORPORATION

By:	/s/ John Price
Name:	John Price
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ryan Drexler	Interim Chief Executive Officer, President and Chairman (Principal Executive Officer)	July 18, 2016
Ryan Drexler

/s/ John Price	Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2016
John Price

/s/ Michael J. Doron*	Director	July 18, 2016
Michael J. Doron

/s/ William Bush*	Director	July 18, 2016
William Bush

/s/ Stacey Jenkins*	Director	July 18, 2016
Stacey Jenkins

*	John Price, by signing his name hereto, does hereby sign this document as attorney-in-fact on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of MusclePharm Corporation (incorporated by reference to Exhibit 3.1 to Form SB-2 filed by the Company on November 2, 2007).

4.2	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.3 to Form SB-2 filed by the Company on November 2, 2007).

4.3	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.3 to Form 8-K filed by the Company on February 24, 2010).

4.4	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed by the Company on May 23, 2011).

4.5	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on November 23, 2011).

4.6	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on January 27, 2012).

4.7	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on March 30, 2012).

4.8	Certificate of Change (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on November 28, 2012)

4.9	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Form 8-K filed by the Company on November 28, 2012)

4.10	Certificate of Correction (incorporated by reference to Exhibit 3.15 to Form S-1/A filed by the Company on December 26, 2012)

4.11	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on May 14, 2014).

4.12	Amendment to the Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Form 10-Q filed by the Company on May 11, 2015)

4.13	Amendment to the Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on September 1, 2015).

*4.14	2015 Incentive Compensation Plan.

*5.1	Opinion of Woodburn and Wedge.

*23.1	Consent of EKS&H LLLP.

*23.2	Consent of Woodburn and Wedge (filed as part of Exhibit 5.1).

*24.1	Power of Attorney.

*	Filed herewith.